SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 11, 2012

SPECTRUM GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1063 McGraw Irvine, CA (Address of principal executive offices)	92614 (Zip code)

Registrant's telephone number, including area code:  (949) 748-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant
BDO USA, LLP was previously the independent registered public accounting firm for Spectrum Group International, Inc. On October 8, 2012, BDO USA, LLP was dismissed and on October 11, 2012 KPMG LLP was engaged as the independent registered public accounting firm for Spectrum Group International, Inc. The decision to change accountants was approved by the audit committee of the board of directors.
During the two fiscal years ended June 30, 2012, and the subsequent interim period through October 11, 2012, there were no: (1) disagreements with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events. The audit reports of BDO USA, LLP on the consolidated financial statements of Spectrum Group International, Inc. and subsidiaries as of and for the years ended June 30, 2012 and 2011, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
A letter from BDO USA, LLP is attached as Exhibit 16 to this Form 8-K.
Item 9.01. Exhibits.
(d) Exhibits

16	Letter dated October 10, 2012 from BDO USA, LLP to the US Securities Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 11, 2012

SPECTRUM GROUP INTERNATIONAL, INC.

By:	/s/ Carol Meltzer
Name:	Carol Meltzer
Title:	General Counsel and Secretary